                                                                    EXHIBIT 10-3

SECTION(S) MARKED WITH "***" ARE REDACTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT THAT WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

                    TRANSPORTATION CAPACITY RELEASE AGREEMENT

         This Transportation Capacity Release Agreement (this "AGREEMENT") is entered into as of this 9th day of January, 2002, by and between NJR Energy Services Company, a New Jersey corporation ("NJRES"), and eCORP Marketing, LLC, a Delaware limited liability company and successor by merger to eCORP Marketing, LLC, a Delaware limited liability company ("eCORP MARKETING").

                                    RECITALS:

         A. Each of Central New York Oil and Gas Company, L.L.C., a New York limited liability company ("CNYOG"), and eCORP Marketing is a wholly owned subsidiary of Stagecoach Holding, LLC, a Delaware limited liability company. CYNOG is the owner of the Stagecoach Natural Gas Storage Project located in Tioga County, New York.

         B. CNYOG and eCORP Marketing have entered into a Precedent Agreement dated November 17, 1999, which provides for the purchase of firm storage services by eCORP Marketing from CNYOG.

         C. eCORP Marketing and Tennessee Gas Pipeline Company ("TENNESSEE") have entered into a Gas Transportation Agreement dated June 7, 2001 (the "300 LINE GTA") providing for transportation of natural gas on a firm basis in accordance with the Federal Energy Regulatory Commission ("FERC") order issued on February 23, 2001 in Docket No. CP00-65-000. The 300 Line GTA has a primary term of 10 years. The primary receipt point thereunder is Tennessee Station No. 319 and the primary delivery point thereunder is Tennessee Clinton Roads, meter number 020608 in Sussex County, New Jersey (collectively, the "PRIMARY POINTS").

         D. eCORP Marketing and NJRES have agreed to effectuate a long-term prearranged release of all of the capacity under the 300 Line GTA to NJRES.

         NOW, THEREFORE, in consideration of the agreements and benefits set forth herein and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto hereby agree as follows:

         1.       Annual Capacity Releases.

         (a) Commencing with an effective date of April 1, 2002, and continuing through March 31, 2012, unless earlier terminated as provided herein, NJRES and eCORP Marketing shall undertake to effectuate a prearranged annual release to eCORP Marketing on Tennessee's electronic bulletin board of 90,000 Dth per day at a monthly demand rate *** (or such lesser amount as is necessary to ensure that the total consideration for such capacity not exceed the maximum lawful rate, if any, applicable to the capacity). Each such annual release shall be effective on April 1 of each year (commencing April 1, 2002) and shall remain in effect until March 31 of the following year.

         (b) eCORP Marketing shall not be permitted to change either of the Primary Points during the term of any annual release pursuant to this Section 1.

         (c) eCORP Marketing shall satisfy and perform all of the shipper's obligations (including without limitation payment obligations) under the 300 Line GTA and Tennessee's FERC Gas Tariff, including rate schedule FT-A and the General Terms and Conditions, Fifth Revised No. 1 as on file, as may be amended from time to time ("Tennessee's Gas Tariff"), with respect to all capacity released pursuant to this Section 1. In the event eCORP Marketing fails to satisfy or perform such obligations, NJRES shall have the right to recall such released capacity.

         (d) In addition to the terms and conditions applicable to the prearranged releases described above, the parties agree that NJRES shall have the right to recall all or any portion of the capacity released pursuant to this Agreement in the event that the Amended and Restated Natural Gas Storage Marketing and Management Agreement executed by and between NJRES and eCORP Marketing as of January 9, 2002 ("M&M Agreement") is terminated for any reason.

         (e) Termination of capacity release obligation. In the event the M&M Agreement is terminated for any reason, NJRES's obligation to release capacity to eCORP pursuant to this Agreement shall also terminate.

         2. Scope of Agreement. This Agreement shall be subject to the effective provisions of the 300 Line GTA and Tennessee's Gas Tariff, as may be amended from time to time.

         3. Indemnity by eCORP Marketing. eCORP Marketing agrees to and does hereby indemnify and hold harmless NJRES and its successors, assigns, officers, directors, agents and employees from and against any and all losses, damages, liabilities, injuries, costs and expenses (including without limitation attorneys' fees) due to or arising out of any breach of this Agreement by eCORP Marketing.

         4. Indemnity by NJRES. NJRES agrees to and does hereby indemnify and hold harmless eCORP Marketing and its successors, assigns, officers, directors, agents and employees from and against any and all losses, damages, liabilities, injuries, costs and expenses (including without limitation attorneys' fees) due to or arising out of any breach of this Agreement by NJRES.

         5. Notices. Except as otherwise specifically provided herein, any notice or other communication required or permitted to be given hereunder shall be in writing and shall be mailed by certified mail, return receipt requested, or by Federal Express, Express Mail or similar overnight delivery or courier service or delivered (in person or by telecopy, telex or similar telecommunications equipment) against receipt to the party to whom it is to be given,

         If to eCORP Marketing:

                  eCORP Marketing, LLC
                  10,000 Memorial Drive
                  Suite 530
                  Houston, Texas  77024
                  Attention:  G. S. Clifton
                  Facsimile No. (713) 526-2363


         If to NJRES:

                  NJR Energy Services Company
                  1415 Wyckoff Road
                  Wall, New Jersey  07719
                  Attention:  Joseph P. Shields
                  Facsimile No. (732) 938-7547

or (iv) in any case, to such other address as the party shall have furnished in writing in accordance with the provisions of this Section 5. Any notice or other communication given by certified mail shall be deemed given at the time of certification thereof, except for a notice changing a party's address which shall be deemed given at the time of receipt thereof. Any notice given by other means permitted by this Section 5 shall be deemed given at the time of receipt thereof.

         6. Agreement Binding on Successors. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that no party hereto may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the other party.

         7. Headings. The headings in this Agreement are solely for convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.

         8. Counterparts. This Agreement may be executed in counterparts, all of which taken together shall constitute a single document.

         9. Governing Law. This Agreement has been negotiated and shall be consummated in the State of New York and shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to conflict of laws.

         10. Regulatory Matters. This Agreement shall be subject to all valid applicable federal, state and local laws and to the orders, rules and regulations of any duly constituted federal or state regulatory body or authority having jurisdiction. Should either party hereto, by force of any such law or regulation, be ordered or required to do any act inconsistent with the provisions of this Agreement or prohibited from performing any act required under this Agreement or should its performance under this Agreement become commercially impracticable as a result of such law or regulation, then the parties shall negotiate in good faith to reform this Agreement so as to give effect to the original intention of the parties. In the event that such reformation is not possible, then the affected party shall have the right to terminate this Agreement upon 10 days' written notice to the other party, which notice shall be given within 30 days after the party giving notice becomes aware of the facts or circumstances giving rise to this right to terminate. If the right to terminate is not exercised by either party, then the Agreement shall continue but shall be deemed modified to conform to the requirements of such law or regulation.

         11. Entire Agreement. This Agreement and the other documents referred to herein set forth the entire understanding of the parties with respect to the subject matter hereof, supersede all existing agreements among them concerning such subject matter and may be modified only by a written instrument duly executed by the party or parties against whom enforcement thereof is or could be sought.

         12. Expenses and Attorneys' Fees. Each of the parties shall bear their own expenses incurred with respect to this Agreement and the transactions contemplated hereby.

         13. Waiver of Trial by Jury. TO THE EXTENT PERMITTED BY APPLICABLE LAW, NJRES AND ECORP MARKETING HEREBY IRREVOCABLY WAIVE ALL RIGHT OF TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT.

         14. Jurisdiction. Any legal action or proceeding with respect to this Agreement and any action for enforcement of any judgment in respect thereof shall be brought in the courts of the State of New York or of the United States of America for the Southern District of New York, and, by execution and delivery of this Agreement, each of NJRES and eCORP Marketing hereby accepts for itself and in respect of its property, generally and unconditionally, the exclusive jurisdiction of the aforesaid courts and appellate courts from any appeal thereof. Each of NJRES and eCORP Marketing irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to each of NJRES and eCORP Marketing at its notice address provided pursuant to Section 5. hereof. Each of NJRES of eCORP Marketing hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement brought in the courts referred to above and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum. Nothing herein shall affect the right of either party hereto or its designees to serve process in any other manner permitted by law.

         IN WITNESS WHEREOF, this Agreement has been executed by the parties as of the date first above written.

                                                  NJR ENERGY SERVICES COMPANY

                                                  By: /S/ JOSEPH P. SHEILDS
                                                  Name: Joseph P. Sheilds
                                                  Title: Senior Vice President

                                                  eCORP MARKETING, LLC

                                                  By: /S/ JOHN F. THRASH
                                                  Name: John F. Thrash
                                                  Title:  Manager